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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               SUNTRUST CAPITAL IV
         (Exact name of registrant as specified in its Trust Agreement)

                           DELAWARE                                           58-6451112
 (State or other jurisdiction of Incorporation or organization)   (I.R.S. Employer Identification No.)
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                            C/O SUNTRUST BANKS, INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 588-7711
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box [ ]

Securities Act registration statement file number to which this Form relates:
333-46123

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                    Name of each exchange on
    to be so registered                    which each class is to be registered
    -------------------                    ------------------------------------

    Trust Preferred Securities             New York Stock Exchange
    (and the Guarantees related thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of class)


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                               SUNTRUST CAPITAL IV
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are Trust Preferred Securities (the
"Preferred Securities") of SunTrust Capital IV, a Delaware business trust, and the guarantees related thereto. All of the outstanding common securities of the Trust are owned by SunTrust Banks, Inc. ("SunTrust Banks"), a Georgia corporation. The Preferred Securities are guaranteed by SunTrust Banks to the extent set forth in the Preferred Securities Guarantee Agreement between SunTrust Banks and Bank One, N.A., as preferred securities guarantee trustee
(the "Guarantee"). The descriptions of the Preferred Securities and the Guarantee are incorporated herein by reference to the descriptions included under the caption "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" in the prospectus supplement, dated October
11, 2001, to the prospectus dated February 24, 1998, which prospectus is included as a part of the Registration Statement on Form S-3 (Reg. Nos.
333-46123, 46123-01 and 46123-02) filed by SunTrust Banks, SunTrust Capital III and SunTrust Capital IV with the Securities and Exchange Commission
("Commission") on February 11, 1998 ("Registration Statement"). For purposes of such descriptions, any prospectus supplement relating to the Registration
Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Preferred Securities or the Guarantees shall be deemed to be incorporated herein by reference.


ITEM 2. EXHIBITS.

1.       Registration Statement on Form S-3 (Registration Nos. 333-46123,
         46123-01 and 46123-02) filed with the Securities and Exchange
         Commission on February 11, 1998 by SunTrust Banks, Inc., SunTrust
         Capital III and SunTrust Capital IV, as amended (the "Registration
         Statement") (incorporated herein by reference).

2.       Preliminary Prospectus Supplement, filed with the Commission on October
         11, 2001, pursuant to Rule 424(b)(5) in connection with the Registration Statement (incorporated herein by reference).

3. Certificate of Trust of SunTrust Capital IV (incorporated by reference to Exhibit 4.1 to Form 8-K filed by SunTrust Banks and SunTrust Capital
         IV on October 11, 2001 ("Form 8-K")).

4. Form of Declaration of Trust of SunTrust Capital IV (incorporated by reference to Exhibit 4.2 to the Form 8-K).

5. Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities of SunTrust
         Capital IV (incorporated by reference to Exhibit 4.3 to the Form 8-K).

6. Form of Indenture (incorporated by reference to Exhibit 4.4 of the Registration Statement).

7.       Form of Second Supplemental Indenture (incorporated by reference to
         Exhibit 4.5 to the Form 8-K).

8. Form of Preferred Security (incorporated by reference to Exhibit 4.4 to the Form 8-K).

9. Form of Subordinated Deferrable Interest Debenture (incorporated by reference to Exhibit 4.6 to the Form 8-K).

10.      Form of Preferred Securities Guarantee (incorporated by reference to
         Exhibit 4.8 to the Registration Statement).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      SunTrust Capital IV



                                      By:      /s/      Raymond D. Fortin
                                         ---------------------------------------
                                         Raymond D. Fortin
                                         Regular Trustee

Date:    October 11, 2001


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